SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                   FORM 8-A/A

                       AMENDMENT TO APPLICATION OR REPORT
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          WinStar Communications, Inc.
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             (Exact name of registrant as specified in its charter)

                Delaware                                13-3585278
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(State of incorporation or organization)     I.R.S. Employer Identification No.)

  230 Park Avenue, New York, New York                      10169
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(Address of principal executive offices)                 (Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box. [ X ]

         Securities Act registration statement file number to which this Form relates: ______________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------
              None                                          None

Securities to be registered pursuant to Section 12(g) of the Act:

                   Rights to Purchase Series B Preferred Stock
                   -------------------------------------------
                                (Title of Class)


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                                        2

Item 1.           Description of Registrants Securities to Be Registered.

                  The Board of Directors of WinStar Communications, Inc. (the "Company") has approved a second amendment (the "Second Amendment") to the Rights Agreement dated as of July 2, 1997, as amended on June 3, 1999 (as so amended, the "Rights Agreement") by and between the Company and Continental Stock Transfer and Trust Company, as Rights Agent. The Rights were previously registered with the Securities and Exchange Commission on Form 8-A on July 2, 1997. The Amendment was adopted to increase the Purchase Price for each unit of Series B Preferred Stock from $70 to $225.

                  A complete copy of the Second Amendment is attached hereto as
Exhibit 4.3 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 2, 1997 and to Exhibit 4.2 to the Company's Amendment to Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 3, 1999.

Item 2.      Exhibits.
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  4.1        Rights Agreement dated as of July 2, 1997 as filed as an Exhibit to
             Form 8-A filed by the Registrant on July 2, 1997 is incorporated herein by reference.

  4.2 Amendment to the Rights Agreement dated as of June 3, 1999 as filed as an Exhibit to Form 8-A/A filed by the Registrant on June 3, 1999 is incorporated herein by reference.

  4.3 Second Amendment to the Rights Agreement dated as of July 15, 1999 between WinStar Communications, Inc. and Continental Stock Transfer and Trust Company, as Rights Agent.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    WINSTAR COMMUNICATIONS, INC.



                                    By   /s/ Fredric E. Rubin
                                       --------------------------------
                                         Frederic E. Rubin
                                         Vice President and Treasurer

                                  EXHIBIT INDEX


Exhibit
  No.                               Description
  ---                               -----------

  4.1 Rights Agreement dated as of July 2, 1997 as filed as an Exhibit to Form 8-A filed by the Registrant on July 2, 1997 is incorporated herein by reference.

  4.2 Amendment to the Rights Agreement dated as of June 3, 1999 as filed as an Exhibit to Form 8-A/A filed by the Registrant on June 3, 1999 is incorporated herein by reference.

  4.3 Second Amendment to the Rights Agreement dated as of July 15, 1999 between WinStar Communications, Inc. and Continental Stock Transfer and Trust Company, as Rights Agent.